UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

August 26, 2002

(Date of earliest event reported)

LOGIC Devices Incorporated

(Exact name of registrant as specified in its charter)

California

94-2893789
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

1320 Orleans Drive, Sunnyvale, California 94089

(Address of principal executive offices)

(Zip code)

(408) 542-5400

(Registrant's telephone number, including area code)

Item 5.  Other Events

On August 26, 2002, the Board of Directors of LOGIC Devices Incorporated approved an exemption for Mr. William J. Volz, regarding the definition of an "acquiring person" as defined in Section 1(a)(iii) of the shareholder Rights Agreement, dated April 30, 1997.

The Company's press release dated September 3, 2002 with respect thereto is annexed to this Report as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(a)	Financial statements of business acquired: Not applicable.
(b)	Pro forma financial information: Not applicable.
(c)	Exhibits: 99.1 The Company's Press Release dated August 28, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LOGIC Devices Incorporated (Registrant)
Date: September 3, 2002	By: /s/ Kimiko Lauris
Kimiko Lauris
Chief Financial Officer and Principal Accounting Officer

EXHIBIT 99.1

Contacts:  Kimiko Lauris, CFO

(408) 542-5400

FOR IMMEDIATE RELEASE

LOGIC Devices Board of Directors

Approves Rights Agreement Exemption

SUNNYVALE, Calif. (September 3, 2002) - LOGIC Devices Incorporated (Nasdaq: LOGC), today announced that, on August 26, 2002, its Board of Directors approved an exemption for Mr. William J. Volz from being an "acquiring person," as defined in Section 1(a)(iii) of the shareholder Rights Agreement dated April 30, 1997. The four non-employee directors all voted for approval of the exemption, while Mr. Volz abstained from the vote.

Established in 1983, LOGIC Devices is a fabless semiconductor manufacturer providing high-performance, function-specific integrated circuits that are utilized in smart weapons systems and in broadcast studio, medical imaging, and digital telecommunications equipment.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements in this press release regarding expectations of future events are "forward-looking statements" involving risks and uncertainties, including, but not limited to, market acceptance risks, the effect of economic conditions and shifts in supply and demand, the impact of competitive products and pricing, product development, commercialization and technological difficulties, availability of capital, and capacity and supply constraints. Please refer to the Management Discussion and Analysis of Financial Condition and Results of Operations (MD&A) for a discussion of risks in the most recent LOGIC Devices Annual Report on Form 10-K and the quarterly report under Form 10-Q.